EXHIBIT 10.15

                  THIRD MODIFICATION AGREEMENT


     This THIRD MODIFICATION AGREEMENT made and entered into as of the 28th day of February, 1997, by and between UNION PLANTERS NATIONAL BANK, a national banking association with its principal office in Memphis, Tennessee ("Lender") and FRED'S, INC., a Tennessee corporation having its offices at 4300 New Getwell Road, Memphis, Tennessee 38118 (referred to herein as "Borrower").

                           WITNESSETH:

     WHEREAS, Borrower is indebted to Lender for Advances made to Borrower pursuant to a Revolving Loan made pursuant to that certain Revolving Loan and Credit Agreement dated May 15, 1992, as amended and modified by a Modification Agreement dated May 31, 1995, providing for advances up to a maximum amount of $12,000,000.00 (the "Commitment"), and as further amended by a Second Modification Agreement dated July 1995 (said agreement as modified being referred to herein as the "Agreement"); and,

     WHEREAS, Borrower has requested and Lender has agreed to again modify the terms of the Agreement.

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1.   The Agreement is amended and modified as follows:

     a.   Section 2 is amended:

          by deleting the definition of "LIBOR" and inserting the following definition:

               "LIBOR" shall mean the one month, two month, three month, four month five month, or six month London Interbank Offered Rate as published by Bloomberg Financial Services or Telerate on the date of any determination of an interest rate which rate is selected by Borrower pursuant to Section 4.2 for a chosen period.

          by adding to the definition of "Interest Rate" the following:

               provided, however, the interest rate shall not be less than the sum of one hundred basis points (1.00%) plus the one month LIBOR rate published on any applicable determination date; and, provided further that the interest rate shall not exceed the maximum rate of interest which Lender is permitted by law to contract for and charge.

     b. Section 4.2 is amended by deleting section 4.2 and by adding the following:

          4.2  Requesting Revolving Credit Loans.

                    If Borrower selects the Adjusted Prime Rate,
               then each Advance to which such Adjusted Prime Rate shall apply shall be made on receipt by Lender from Borrower of one of the following: (i) Borrower's written notice to Lender of the amount of the Advance and selection of the Adjusted Prime Rate, or (ii) Borrower's telephonic request specifying the amount of the Advance and selection of the Adjusted Prime Rate, which request shall be followed by written notice from Borrower containing the aforesaid information and delivered to Lender before 11:00 A.M. of the anticipated Advance Date or, (iii) delivery of a signed check or draft against Borrower's account which check or draft specifies the amount of the Advance and selection of the Adjusted Prime Rate. Each of the foregoing documents is referred to herein as a "Notice of Advance". In any event, the Notice of Advance shall be delivered to Lender not later than 11:00 A.M. on the day upon which the Advance is to be made. A Notice of Advance received by Lender after 11:00 A.M. shall be deemed to have been received on the next succeeding Business Day.

                    If Borrower selects a Chosen LIBOR Rate, then
               each Advance to which such Chosen LIBOR Rate shall apply shall be made on receipt by Lender from Borrower at least 3 days prior to the anticipated Advance Date of one of the following: (i) Borrower's written notice to Lender of the amount of the Advance, the Chosen LIBOR Period and the selected LIBOR rate, or (ii) Borrower's telephonic request specifying the amount of the Advance, the Chosen LIBOR Period and the selected LIBOR rate, which request shall be followed by written notice from Borrower containing the aforesaid information and delivered to Lender before 11:00 A.M. of the anticipated Advance Date, or (iii) delivery of a signed check or draft against Borrower's account which check or draft specifies in writing the amount of the Advance, the Chosen LIBOR Period and the selected LIBOR rate. Each of the foregoing documents is referred to herein as a "Notice of LIBOR Advance". A Notice of LIBOR Advance received by Lender after 11:00 A.M. shall be deemed to have been received on the next succeeding Business Day.

     c. Section 4.3 is amended by deleting section 4.3 and by adding the following:

          4.3  Selection of Interest Rate.

                    4.3.1  Borrower may select a one month, two
                    month, three month, four month, five month or six month LIBOR rate to which there shall be added 150 basis points (the sum being referred to herein as the "Chosen LIBOR Rate"). The Chosen LIBOR Rate shall apply for a period equal to 30 days times the number of months denominated in the LIBOR rate selected by Borrower to compute the Chosen LIBOR Rate (such period being referred to as the "Chosen LIBOR Period"). Also, Borrower may select an interest rate equal to one percent (1%) less than Lender's Prime Rate, provided such reduced rate shall not be less than one percent (1.00%) over LIBOR (such prime rate as reduced and as limited being referred to herein as the "Adjusted Prime Rate") which rate shall apply to an Advance until a Chosen LIBOR Rate for a Chosen LIBOR Period applies to such Advance.

                    4.3.2 A separate interest rate shall apply to each individual Advance (excluding Credits issued and not drawn upon, but including any Advance made to honor a draft presented under any Credit) which rate shall be the interest rate selected by Borrower in a Notice of Advance or in a Notice of LIBOR Advance or the interest rate deemed selected by Borrower as provided herein.

                    4.3.3  Upon the expiration of a Chosen LIBOR
                    Period, the interest rate applicable to all amounts payable then subject to a Chosen LIBOR Rate applicable during the expiring Chosen LIBOR Period shall be the Adjusted Prime Rate unless and until Borrower selects a Chosen LIBOR Rate for a Chosen LIBOR Period as provided below.

                    4.3.4 By notice to the Lender made at least 3 days prior to the expiration of any Chosen LIBOR Period the Borrower may select a Chosen LIBOR Rate with respect to all or any portion of the outstanding Advances (not including any Credits issued and not drawn upon) then subject to a Chosen LIBOR Rate, such Chosen LIBOR Rate to apply for a Chosen LIBOR Period not extending beyond any maturity date of the loan facility. By notice to the Lender made at least 3 days prior to any Business Day, Borrower may select a Chosen LIBOR Rate with respect to all or any portion of the outstanding Advances (not including any Credits issued and not drawn upon) then subject to the Adjusted Prime Rate, such Chosen LIBOR Rate to apply for a Chosen LIBOR Period not extending beyond any maturity date of the loan facility.

                    4.3.5  Selection of an Interest Rate by the
                    Borrower shall result in the charging and accrual of interest on each Advance for which Borrower makes a selection of interest rate as provided herein (excluding Credits issued and not drawn upon) at the Chosen LIBOR Rate for the Chosen LIBOR Period. With respect to any Advance for which Borrower does not select a Chosen LIBOR Rate or does not timely give notice to Lender of a Chosen LIBOR Rate for a Chosen LIBOR Period, the Borrower shall be deemed to have selected the Adjusted Prime Rate existing on the Advance Date, and the Adjusted Prime Rate shall apply to each Advance and all other amounts as to which a Chosen LIBOR Rate does not apply.

                    4.3.6 If a Default shall have occurred and be continuing, the Borrower shall not have the right to select a Chosen LIBOR Rate


     d. Section 4.4 is amended by deleting section 4.4 and by adding the following:

               4.4 Prepayments. The Borrower shall not have the privilege to prepay without penalty any Advance or portion thereof to which a Chosen LIBOR Rate applies before the expiration of the Chosen LIBOR Period applicable thereto. If Borrower prepays any Advance or portion thereof subject to a Chosen LIBOR Rate prior to the expiration of the applicable Chosen LIBOR Period, Borrower shall pay Lender an amount equal to all charges imposed upon or incurred by Lender in liquidating its positions in LIBOR funds to the extent of Borrower's prepayment.

                    Borrower shall reimburse and indemnity Lender
               for all charges imposed upon Lender to liquidate its position in LIBOR funds with respect to any part of the Loan as to which Borrower has selected a Chosen LIBOR Rate if Lender accelerates payment of the Note for any cause.

                    Borrower shall have the privilege to prepay
               without penalty any Advance or portion thereof to which the Adjusted Prime Rate applies.

     e. Section 4.5 is amended by deleting section 4.5 and by adding the following:

               4.5 Payment of Interest and Charges. Borrower promises to pay interest on the outstanding principal balance of all Advances from the dates of their respective fundings until the same are repaid at a per annum rate equal to the Interest Rate selected or deemed selected by Borrower.

     f.   Section 4.13 is added as follows:

               4.13 Number of Chosen LIBOR periods at Any One Time. Other provisions herein to the contrary notwithstanding, the maximum number of advances at any one time subject to a Chosen LIBOR Rate for a Chosen LIBOR Period shall not exceed five. All Advances made by Lender at a time when the number of Advances then subject to a Chosen LIBOR Rate for a Chosen LIBOR Period is five shall bear interest at the Adjusted Prime Rate, and Borrower shall be deemed to have chosen the Adjusted Prime Rate for all such Advances.

     g.   Section 4.14 is added as follows:

               4.14 Computation of Interest. Interest on all Advances shall be calculated on the basis of a 360 day year form the actual days elapsed. Any change in the interest rate resulting from the change from a Chosen LIBOR Rate to the Adjusted Prime Rate shall become effective on and as of the first day next following the expiration of the applicable Chosen LIBOR Period.

     h.   Section 4.15 is added as follows:

               4.15 Limitation on Obligation to Make Advances. Other provisions in the Agreement to the contrary notwithstanding, Lender shall have no obligation to make an Advance to bear interest at a rate determined under Section 4.3 that is less than one percent (1.00%) over LIBOR.

     i.   Section 9 is amended by adding the following section:

               9.1.9  The occurrence of a default or event of
               default under any document evidencing or securing any present or future indebtedness of Borrower to Lender in excess of $100,000.00.

2. Continuation of Terms. Except as amended and modified herein, the Agreement and the Loan Documents remain in full force and effect and enforceable according to their terms; and all Advances made by Lender and all other actions taken by Lender pursuant to the Agreement prior to the date hereof have been satisfactory to Borrower and they are approved, ratified and confirmed by Borrower. Borrower promises to pay the Revolving Credit Note according to its terms.

3. Representations and Warranties of the Borrower. To induce Lender to enter into this Modification Agreement and to make the loans and extend the credit contemplated to be made pursuant to the Agreement as modified by this Third Modification Agreement, Borrower hereby makes the representations and warranties to Lender set forth in sections 3.1 through 3.15 of the Agreement (as the same have been and are modified and amended by this Third Modification Agreement), all of which representations and warranties are incorporated herein by reference and all of which shall survive the execution and delivery of this Third Modification Agreement.

4. Terms. The term "Agreement" as used in the Agreement shall mean the Agreement as modified by this Third Modification Agreement. The Agreement and the Loan Documents constitute the complete and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. All terms defined in the Agreement shall have the same meaning herein unless otherwise specifically provided.

5. Successors in Interest. This Third Modification Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns, transferee and grantees.

6. Governing Law. The interpretation and performance of this Third Modification Agreement shall be governed in all respects in accordance with the laws of the State of Tennessee.

7. Undefined Terms. All capitalized terms not defined herein and other terms not defined herein shall have the same definitions as set forth in the Agreement.

     IN WITNESS WHEREOF, the parties hereunto have executed this Third Modification Agreement as of the day and year first above written.

                                   BORROWER:

                                   FRED'S, INC., a Tennessee
                                   Corporation

                                   By:  /s/ David H. Hughes
                                      --------------------------
                                   Name:  David H. Hughes

                                   Title:  Senior Vice President &
                                           Treasurer


                                   LENDER:

                                   UNION PLANTERS NATIONAL BANK

                                   By:  /s/ Victoria E. Docaver
                                      --------------------------
                                   Name:  Victoria E. Docaver

                                   Title:  Vice President